Exhibit 99.5

Trammell Crow Company

Other Data

(UNAUDITED)

	March 31, 2005	December 31, 2004

Number of Brokers	566	570

Development Inventory (in millions):
In process inventory	$3,147	$2,628
Pipeline inventory	2,363	2,491
Total Inventory	$5,510	$5,119